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                                                                   EXHIBIT 23.2


              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

         Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

         Effective June 19, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent public accountants and appointed PricewaterhouseCoopers to serve as our independent accountants for the fiscal year ending December 31, 2002. In 2002, Andersen ceased practicing before the Securities and Exchange Commission (the "Commission"). As a result, we have been unable to obtain Andersen's written consent to the incorporation by reference into registration statements filed with the Commission by us of their audit report with respect to our consolidated financial statements as of December 31, 2001 and for the one-year period then ended.

         The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Andersen under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, investors would be unable to assert a claim against Andersen under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into registration statements filed with the Commission by us.